UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 16, 2013

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois St Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2013, JBI, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Tony Bogolin who, as previously reported, was appointed to the position of President and Chief Executive Officer of the Company on May 3, 2013.  The purpose of the Amendment was to amend certain terms of the Company’s Amended and Restated Employment Agreement with Mr. Bogolin, dated as of October 18, 2012, to address matters arising from Mr. Bogolin’s new appointment. The Amendment provides that:  (i) Mr. Bogolin will serve as the Company’s President and Chief Executive Officer, (ii) Mr. Bogolin’s base salary was increased to $250,000 per year effective May 3, 2013; (iii) the Company will pay Mr. Bogolin a $50,000 bonus following execution of the Amendment; and (iv) the Company will award Mr. Bogolin additional options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.55 per share.  The options are subject to a vesting schedule whereby 50,000 option shares will vest on June 25th of each of 2013 and 2014.  In connection with the option grant, the Company and Mr. Bogolin executed an Incentive Stock Option Agreement in the same general form as the agreement previously executed by Mr. Bogolin and the Company on October 18, 2012.

The foregoing summary description of the Amendment is qualified in its entirety by the agreement itself, a copy of which is attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

May 17, 2013	By:	/s/ Matthew J. Ingham
	Name:	Matthew J. Ingham
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement.